UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2016

M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On January 25, 2016, the Compensation Committee (the "Committee") of M.D.C. Holdings, Inc. (the “Company”) took the actions described below with respect to compensation of certain executive officers of the Company.

Executive Bonus for 2015

The Committee determined that its Chief Financial Officer, Robert N. Martin, and its General Counsel, Michael Touff, were entitled to an annual bonus for 2015 of a percentage of base pay based on the respective performance of each executive regarding Key Performance Indicators (“KPIs”) established for his position.      Based on its evaluation of performance relative to the established KPIs, the Committee awarded Mr. Martin a performance bonus of $375,000 and Mr. Touff a performance bonus of $353,279.

Executive Long Term Equity Award

Also on January 25, 2015, the Compensation Committee awarded Mr. Martin $100,000 in restricted stock, valued as of the date of the Committee’s action. The restricted stock will vest equally over three years, starting with the first anniversary of the grant date. The restricted stock award is evidenced by the form of Restricted Stock Agreement filed as Exhibit 10.4 with the Company’s Quarterly Report on Form 10-Q dated June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

________________

M.D.C. HOLDINGS, INC.

Dated: January 27, 2016	By:	/s/ Joseph H. Fretz
Joseph H. Fretz Secretary and Corporate Counsel

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